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                                                                     EXHIBIT 8.1

                      [KILPATRICK STOCKTON LLP LETTERHEAD]

April 29, 1998

First Union Residential Securitization Transactions, Inc.
One First Union Center
Charlotte, North Carolina 28288-0600

     Re: FURST Mortgage Loan Trust 1998-A, Mortgage Pass-Through Certificates, Series 1998-A

Ladies and Gentlemen:

     We have acted as special counsel for First Union Residential Securitization Transactions, Inc. (the "Depositor"), a North Carolina corporation, in connection with the purchase of certain first lien, fixed rate mortgage loans (the "Mortgage Loans") pursuant to the Mortgage Loan Purchase Agreement, dated as of April 1, 1998 (the "Purchase Agreement") between First Union National Bank, as seller (the "Seller"), and the Depositor, and the sale by the Depositor of the Mortgage Loans to FURST Mortgage Loan Trust 1998-A (the "Trust") created by the Pooling and Servicing Agreement, dated as of April 1, 1998 (the "Pooling and Servicing Agreement") among the Seller, the Depositor, First Union Mortgage Corporation, as servicer, and Norwest Bank Minnesota, National Association, as trustee and document custodian (the "Trustee" and the "Custodian"). In exchange for the Mortgage Loans, the Trust has issued to the Depositor Mortgage Pass-Through Certificates, Series 1998-A, Class SA-1, Class SA-2, Class SA-3, Class SA-4, Class SA-5, Class SA-X, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-X, Class M, Class B-1, Class B-2, Class R-I and Class R-II (collectively, the "Offered Certificates"), and Class B-3, Class B-4 and Class B-5 (collectively, the "Private Certificates," and together with the Offered Certificates, the "Certificates").

The Depositor has sold the Offered Certificates to First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union Capital Markets"), and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ" and, together with First Union Capital Markets, the "Underwriters") pursuant to the Underwriting Agreement, dated April 24, 1998 (the "Underwriting Agreement") among the Depositor, the Seller and the Underwriters.

The Certificates represent the entire undivided beneficial interest in the assets of the Trust. The assets of the Trust will consist primarily of the Mortgage Loans. Terms not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.
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April 29, 1998
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In arriving at the opinions expressed below, we have examined such documents and records as we have deem appropriate, including the following:

     1.   Signed copy of the Underwriting Agreement.

     2.   The registration statement (No. 333-3574) of the Depositor on form
          S-3 on file with the Securities and Exchange Commission (the "Commission"). Such registration statement on the date it was declared effective herein referred to as the "Registration Statement".

     3. The Prospectus, dated April 24, 1998 (the "Base Prospectus"), as supplemented by the Prospectus Supplement dated April 24, 1998, relating to the Offered Certificates (the "Prospectus Supplement") (such Base Prospectus, as so supplemented by the Prospectus Supplement, the "Prospectus").

     4.   A signed copy of the Purchase Agreement.

     5.   A signed copy of the Pooling and Servicing Agreement.

     6.   Specimens of the Certificates.

As to any facts material to the following opinions which we did not independently establish or verify, we have relied upon statements and representations of the responsible officers and other representations of the Depositor and of public officials and agencies.

Based upon the foregoing and consideration of such other matters as we have deemed appropriate, we are of the opinion that the statements in the Base Prospectus under the headings "SUMMARY OF TERMS -- Certain Federal Income Tax Consequences" and "--ERISA Considerations," "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS," "ERISA CONSIDERATIONS" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," and the statements in the Prospectus Supplement under the headings "SUMMARY OF TERMS OF THE OFFERED CERTIFICATES--Certain Federal Income Tax Consequences" and "--ERISA Considerations," "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS," "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "ERISA CONSIDERATIONS," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects with respect to those consequences or aspects that are discussed.


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April 29, 1998
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In giving the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of North Carolina and the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.




                                            Sincerely yours,


                                            KILPATRICK STOCKTON LLP


                                            /s/ Kilpatrick Stockton LLP